Exhibit 5.1

Our reference AF/TRIT29239-9163727	ONE ONE ONE Eagle Street 111 Eagle Street, Brisbane QLD 4000, Australia GPO Box 9925, Brisbane QLD 4001, Australia Tel +61 7 3228 9333 Fax +61 7 3228 9444 www.corrs.com.au

Sydney

Melbourne

Brisbane

Perth

Port Moresby

8 July 2022

Tritium DCFC Limited 48 Miller Street Murarrie QLD 4172	Contact Alexandra Feros (07) 3228 9789 Email: alexandra.feros@corrs.com.au

Dear Sir/Madam

Registration Statement on Form F-1

We have been retained as Australian legal advisers to Tritium DCFC Limited ACN 650 026 314 (Tritium DCFC), a company which is incorporated in Australia, in connection with its filing of a registration statement on Form F-1, on or about 11 February 2022, to which this opinion letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the Registration Statement) under the U.S. Securities Act of 1993, as amended (Securities Act), with the U.S. Securities and Exchange Commission (the Exchange Commission).

The Registration Statement relates to the registration of:

(a) up to 118,118,018 fully paid ordinary shares in the capital of Tritium DCFC, no par value (Ordinary Shares), consisting of:

(i)	99,675,382 Ordinary Shares issued or to be issued by Tritium DCFC to certain shareholders of Tritium DCFC (excluding Decarbonization Plus Acquisition Sponsor II, LLC (DCRN Sponsor)), consisting of:

(A)

95,306,436 Ordinary Shares (Affiliate BCA Shares) issued by Tritium DCFC to certain shareholders of Tritium DCFC pursuant to the business combination agreement between Tritium DCFC, Decarbonization Plus Acquisition Corporation II (DCRN), Hulk Merger Sub, Inc. (Merger Sub) and Tritium Holdings Pty Ltd dated 26 May 2021, as amended (the Business Combination Agreement, and the transactions contemplated thereby, the Business Combination);

(B)

4,166,667 Ordinary Shares (Major Shareholder Option Shares) issued by Tritium DCFC to certain shareholders pursuant to the separate option agreements dated 13 January 2022, as amended, entered into by Tritium DCFC with each of: (i) St Baker Energy Holdings Pty Ltd as trustee for St Baker Energy Innovation Trust; (ii) Varley Holdings Pty Ltd; and (iii) Ilwella Pty Ltd (each a Major Shareholder Option Agreement and together, the Major Shareholder Option Agreements);

8 July 2022 Tritium DCFC Limited Registration Statement on Form F-1

(C)

36,325 Ordinary Shares (David Finn Shares) Tritium DCFC anticipates issuing to David Finn, its Chief Vision Officer and director, as stock-based compensation for no monetary consideration pursuant to a letter from Tritium DCFC to David Finn dated 12 February 2022 confirming his benefit under Tritium Pty Ltd’s shadow equity employee scheme (David Finn Shadow Equity Letter);

(D)

115,954 Ordinary Shares (Jane Hunter Shares) Tritium DCFC anticipates issuing to Jane Hunter, its Chief Executive Officer and director, as stock-based compensation for no monetary consideration pursuant to a letter from Tritium DCFC to Jane Hunter dated 12 February 2022 confirming her benefit under Tritium Pty Ltd’s shadow equity employee scheme (Jane Hunter Shadow Equity Letter); and

(E)

50,000 Ordinary Shares (Jane Hunter Performance Shares) Tritium DCFC anticipates issuing to Jane Hunter, its Chief Executive Officer and director, as stock-based compensation for no monetary consideration in accordance with her employment agreement dated 2 March 2022 (Jane Hunter Employment Agreement);

(ii)

2,500,000 Ordinary Shares (Palantir Shares) issued by Tritium DCFC to Palantir Technologies Inc. pursuant to the amended and restated subscription agreement dated 31 January 2022 between Tritium DCFC, DCRN and Palantir Technologies Inc.(the A&R Palantir Subscription Agreement);

(iii)	13,395,833 Ordinary Shares held by DCRN Sponsor and certain of DCRN’s previous independent directors, consisting of:

(A)

10,062,500 Ordinary Shares (DCRN Shares) held by the DCRN Sponsor and certain of DCRN’s previous independent directors that were previously held as shares of Class B common stock of DCRN, which was converted into shares of Class A common stock of DCRN in accordance with DCRN’s amended and restated certificate of incorporation at the effective time of the merger of Merger Sub with and into DCRN, and subsequently exchanged for Ordinary Shares in connection with the Business Combination;

(B)

3,333,333 Ordinary Shares (DCRN Option Shares) issued by Tritium DCFC to the DCRN Sponsor pursuant to the Option Agreement dated 13 January 2022 entered into by Tritium DCFC with the DCRN Sponsor (the DCRN Option Agreement);

8 July 2022 Tritium DCFC Limited Registration Statement on Form F-1

(iv)

2,546,803 Ordinary Shares (DCRN Warrant Shares) issued by Tritium DCFC to the DCRN Sponsor and certain previous independent directors of DCRN on the “cashless” exercise of an aggregate of 8,125,520 warrants pursuant to the amended and restated warrant agreement dated 13 January 2022 entered into between Tritium DCFC, Computershare Inc. and Computershare Trust Company, N.A and the warrant assignment and assumption agreement dated 13 January 2022 between Tritium DCFC, DCRN, Continental Stock Transfer & Trust Company, Computershare Inc. and Computershare Trust Company, N.A. (the A&R Warrant Agreement); and

(b)

up to 241,147 warrants (Private Placement Warrants), which were originally issued to the DCRN Sponsor and certain of DCRN’s independent directors, which entitle warrant holders on exercise of a Private Placement Warrant to acquire one Ordinary Share pursuant to the A&R Warrant Agreement; and

(c)	up to 9,278,277 Ordinary Shares (Warrant Shares) which may become issuable upon exercise of warrants to purchase Ordinary Shares (Warrants).

The Affiliate BCA Shares, Major Shareholder Option Shares, David Finn Shares, Jane Hunter Shares, Jane Hunter Performance Shares, Palantir Shares, DCRN Shares, DCRN Option Shares and Warrant Shares are together referred to in this letter as the Shares.

1	Material reviewed

In connection with the opinions in this letter, we have reviewed:

(a)	a copy of the Registration Statement;

(b)	a copy of the certificate of registration of Tritium DCFC;

(c)	a copy of the constitution of Tritium DCFC as at the date of this letter;

(d)	a copy of each Major Shareholder Option Agreement;

(e)	a copy of the David Finn Shadow Equity Letter;

(f)	a copy of the Jane Hunter Shadow Equity Letter;

(g)	a copy of the Jane Hunter Employment Agreement;

(h)	a copy of the A&R Palantir Subscription Agreement;

(i)	a copy of the DCRN Option Agreement;

(j)

a copy of the written resolutions of the directors of Tritium DCFC dated 26 May 2021 (Brisbane time), 25 September 2021 (Brisbane time), 13 January 2022 (Brisbane time), 14 January 2022 (Brisbane time) and 11 February 2022 (US Eastern time) authorising the execution of the Business Combination Agreement, the consummation of the Business Combination, the issue of the Shares and the filing of the Registration Statement (Board Written Resolutions);

(k)	a copy of the minutes of a meeting of the board of directors of Tritium DCFC held on 18 May 2022 (Brisbane time) authorising the issue of the Jane Hunter Performance Shares (Board Minutes);

(l)	the results of a search conducted on the date of this letter at 10:53 am Brisbane time of the Australian Securities and Investments Commission (ASIC) database for Tritium DCFC (ASIC Search);

8 July 2022 Tritium DCFC Limited Registration Statement on Form F-1

(m)	a copy of an extract of Tritium DCFC’s members register as at 6 July 2022 as maintained by Computershare Inc. and Computershare Trust Company, N.A. (Extract of Members Register); and

(n)	such other instruments, agreements, certificates, minutes, resolutions and other documents we deem necessary in order to give the opinions expressed below.

We have also considered such questions of law as we have considered relevant or necessary in order to give the opinions expressed below.

2	Opinions

Subject to the assumptions and qualifications set out in Schedule 1 and elsewhere in this letter, and subject further to the following:

(a)	the Registration Statement, as finally amended, having become effective under the Securities Act and continuing to be so effective;

(b)	the Board Written Resolutions and the Board Minutes remaining in full force and effect and not having been rescinded or amended;

(c)	valid entries having been made in relation to the issue of the Shares and the assumption of the Warrants in the books and registers of Tritium DCFC; and

(d)	Tritium DCFC updating ASIC’s records to reflect the issue of the Shares,

we are of the opinion that:

(e)	Tritium DCFC has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia;

(f)	the Affiliate BCA Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(g)	the Major Shareholder Option Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(h)

the David Finn Shares, if and when issued as described in the Registration Statement and in accordance with the David Finn Shadow Equity Letter, will be validly issued and fully paid and will not be subject to any call for payment of further capital;

(i)

the Jane Hunter Shares, if and when issued as described in the Registration Statement and in accordance with the Jane Hunter Shadow Equity Letter, will be validly issued and fully paid and will not be subject to any call for payment of further capital;

(j)

the Jane Hunter Performance Shares, if and when issued as described in the Registration Statement and in accordance with the Employment Agreement, will be validly issued and fully paid and will not be subject to any call for payment of further capital;

(k)	the Palantir Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

8 July 2022 Tritium DCFC Limited Registration Statement on Form F-1

(l)	the DCRN Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(m)	the DCRN Option Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital;

(n)	the DCRN Warrant Shares have been validly issued and fully paid and will not be subject to any call for payment of further capital; and

(o)

if and when any Warrants have been validly exercised and the Warrant Shares issuable upon exercise of such Warrants have been duly issued, those Warrant Shares will be validly issued and fully paid and will not be subject to any call for payment of further capital.

3	General

The opinions in this letter:

(a)	relate exclusively to the documents and transactions described in it;

(b)	are strictly limited to the matters stated in the opinion, and no opinion or belief is implied or may be inferred beyond the matters expressly stated in the opinion;

(c)

are addressed to and given for the benefit of Tritium DCFC and may be relied upon by Tritium DCFC and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This letter may not in any circumstance be:

(i)	relied upon, by any other person; or

(ii)	used in connection with any other transaction,

without our prior written consent; and

(d)

are given solely to matters governed by, and should be interpreted in accordance with, the laws of the Commonwealth of Australia as in force and as interpreted at 9.00am Brisbane time on the date of this letter, and we have no obligation to inform you of any change in any relevant law occurring after that time.

We express no opinion as to any laws or any matter relating to any laws other than the laws of Australia.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, as amended.

8 July 2022 Tritium DCFC Limited Registration Statement on Form F-1

Yours faithfully
Corrs Chambers Westgarth

/s/ Alexandra Feros
Alexandra Feros
Partner

8 July 2022 Tritium DCFC Limited Registration Statement on Form F-1

Schedule 1

Assumptions and Qualifications

1	Assumptions

We have assumed (without making any investigation) that:

(a)	with respect to all documents reviewed by us:

(i)	all signatures, sealings or markings are genuine;

(ii)

any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents;

(iii)	all documents submitted to us as originals are authentic and complete;

(iv)	all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and

(v)	the corporate records of Tritium DCFC are complete, true and accurate;

(b)	if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft;

(c)	Tritium DCFC has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings;

(d)	any documents and information given to us by Tritium DCFC or any of its employees, officers, advisers, agents or representatives are accurate and complete;

(e)	all factual matters in all documents provided to us in connection with this opinion are true and correct;

(f)

each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable;

(g)	each party to a document reviewed by us, other than Tritium DCFC, is validly registered and existing under the laws of its place of incorporation;

(h)

each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms;

(i)	the filing of the Registration Statement with the Exchange Commission has been authorised by all necessary actions under all applicable laws other than Australian law;

8 July 2022 Tritium DCFC Limited Registration Statement on Form F-1

(j)

the constitution of Tritium DCFC examined by us remains in full force and effect and no alteration has been made or will be made to the constitution prior to the date of allotment and issue of the Shares (Allotment Date);

(k)

except to the extent that the ASIC Search is inconsistent with the information disclosed by the Extract of Members Register, the information disclosed by the ASIC Search conducted by us was complete, accurate and up to date as at the date of the ASIC Search, that the position has not changed since the time at which the ASIC Search was undertaken and that the result of the ASIC Search will remain complete and accurate at the Allotment Date;

(l)	the information disclosed by the Extract of Members Register is complete, accurate and up to date as at 6 July 2022 and that the position has not changed since that time;

(m)	Tritium DCFC has complied with its reporting and filing obligations under all applicable laws;

(n)	each document reviewed by us in connection with this opinion:

(i)	is accurate, complete and up-to-date;

(ii)	has not been varied, amended or terminated; and

(iii)	has not been superseded by some other document or action of which we are not aware;

(o)	no material information or documents have been withheld from us, whether deliberately or inadvertently; and

(p)

the resolutions of the directors of Tritium DCFC were duly passed as resolutions of the directors of Tritium DCFC (and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, were accurately minuted), all constitutional, statutory and other formalities were duly observed (including that all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were properly complied with and, in the case of minutes of a meeting of the board of directors of Tritium DCFC, the meeting was properly convened, a quorum was present at all times and all directors who attended and voted at that meeting were entitled to do so), such resolutions were duly adopted, and such resolutions have not been revoked or varied and remain in full force and effect and will remain so at the Allotment Date.

2	Qualifications

Our opinions in this letter are subject to the following qualifications and limitations:

(a)	this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction;

(b)	we are not able to comment on, and express no opinion on whether:

(i)	the information given to us for the purposes of this opinion is adequate;

(ii)	the documents given to us for the purposes of this opinion are complete;

(iii)	the documents given to us for the purposes of this opinion comprise all relevant documents;

(iv)	there is other information relevant to the matters referred to in this opinion;

(v)	all relevant documents and information have been correctly filed; or

8 July 2022 Tritium DCFC Limited Registration Statement on Form F-1

(vi)	there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion;

(c)	we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us;

(d)

we have relied on the Extract of Members Register and the ASIC Search and have not made any independent investigations or searches. We note that the records of ASIC available for public search may not be complete, accurate or up to date. To the extent of any inconsistency between the ASIC Search and the Extract of Members Register, we have assumed that the information in the Extract of Members Register prevails over the information in the ASIC Search; and

(e)

if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.